Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Zhongpin Inc.

We hereby consent to the use of our report dated March 8, 2007, with respect to the financial statements of Zhongpin Inc. in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about November 27th, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
November 27th, 2007